UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2006

Global Aircraft Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-28575	84-1108499
(State of Incorporation)	(Commission File Nunber)	(IRS Employer Identification No.)

P.O. Box 23009 Tucson, AZ 85734
(Address of principal executive offices)

(520) 294-3481
(Registrant's telephone number, including area code)

Formerly Renegade Venture (NEV) Corporation
(Former Name or Former Address if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

ITEM 4.01.    Changes in Registrant’s Certifying Accountant

On January 9, 2006, the Audit Committee of the Board of Directors of Global Aircraft Solutions, Inc. (the “Registrant”) voted to dismiss Larry O’Donnell, CPA, P.C. as the Registrant’s independent registered public accountant. Larry O’Donnell, CPA, P.C. was notified of the dismissal on January 9, 2006. This dismissal followed the Audit Committee’s receipt of proposals from other independent auditors to audit the Registrant’s consolidated financial statements for the fiscal year ended December 31, 2005. None of the reports of Larry O’Donnell, CPA, P.C. on the Registrant’s financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports did contain a going concern paragraph. During the Registrant’s past two fiscal years and through January 9, 2006 there have been no disagreements with Larry O’Donnell, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Larry O’Donnell, CPA, P.C. would have caused them to make reference thereto in their reports on the financial statements of the Registrant for such years.

On January 9, 2006, the Audit Committee of the Board of Directors of the Registrant engaged Epstein, Weber & Conover, PLC (“EWC”) as the Registrant’s independent auditors with respect to the audit of the Registrant’s consolidated financial statements for the fiscal year ended December 31, 2005. The decision to engage EWC was made by the Audit Committee of the Board of Directors. Neither the Registrant nor someone on behalf of the Registrant consulted with EWC regarding any of the items listed in Item 304(a)(2) of Regulation SB.

The Registrant requested that Larry O’Donnell, CPA, P.C. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Registrant. A copy of that letter, dated January 9, 2006, is filed as Exhibit 99.1 to this current report on Form 8-K.

ITEM 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) The By-Laws of the Registrant provide that the Board of Directors of the Registrant can increase the size of the Board up to seven (7) members. On January 9, 2006, the Board increased the number of members of the Board from five to six and appointed Sy Siegel as a member the Board. Mr. Siegel will serve until ratification and election at the annual meeting of stockholders to be held in the year 2006 or until his earlier death, resignation or removal. Mr. Siegel is a principal in the Siegel Rich Division of Rothstein, Kass & Company, P.C., a national firm of accountants and consultants with over 600 members and offices in 7 cities. Mr. Siegel was managing partner and founder of Siegel Rich and Co., P.C., which merged into Weiser & Co., LLP, a large regional firm where he was a senior partner until forming Siegel Rich Inc. in 1994, which in April 2000, became a division of Rothstein Kass. Mr. Siegel has been a director, trustee and officer of numerous business, philanthropic and civic organizations. He is currently the Chairman of the Audit Committee of Hauppauge Digital, Inc., Emerging Vision, Inc., and Gales Industries, Inc. and has served as a Director and member of the audit committees of Barpoint.com, Oak Hall Capital Fund, Prime Motor Inns Limited Partnership and Noise Cancellation Technologies, all public companies. It is fully expected that Mr. Siegel will be joining the Company's Audit and Compensation Committees.

ITEM 9.01.    Financial Statements and Exhibits.

(c) Exhibits

     Exhibit No.          Document

99.1 Letter from Larry O'Donnell, CPA, P.C. to the Securities & Exchange Commission

99.2 January 9, 2006 Press Release announcing the Change in Registrant’s Certifying Accountant and the addition of a member to the Board of Directors.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2006

Global Aircraft Solutions, Inc. (Registrant) By: /s/ John Sawyer Name: John Sawyer Title: President